Form N-SAR
Item 77 Q1
Exhibits
The RBB Fund, Inc.


(e).	1. Investment Advisory Agreement between The RBB Fund,
Inc. and Sustainable Asset Management USA, Inc. with respect to the SAM Sustainable Water Fund dated October
1, 2007 is filed herewith.

	2. Investment Advisory Agreement between The RBB Fund,
Inc. and Sustainable Asset Management USA, Inc. with respect to the SAM Sustainable Climate Fund dated October
1, 2007 is filed herewith.

	3. Form of Investment Advisory Agreement between The RBB
Fund, Inc. and Bear Stearns Asset Management Inc., with respect to the Bear Stearns Multifactor 130/30 US Core
Equity Fund is incorporated herein by reference as exhibit (d)(26) to Registrant's Post-Effective Amendment
No. 125 as filed electronically with the SEC on February
27, 2007 (Accession No. 0001193125-08-040226).

	4. Form of Interim Investment Advisory Agreement between
The RBB Fund, Inc. and Hilliard Lyons Research Advisors, with respect to the Senbanc Fund is incorporated herein by reference as exhibit (d)(14) to Registrant's Post-
Effective Amendment No. 125 as filed electronically with the SEC on February 27, 2007 (Accession No. 0001193125-
08-040226).